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                                                               EXHIBIT 10.18
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             INCENTIVE COMPENSATION PLAN FOR DESIGNATED EXECUTIVES
          OF CORESTATES FINANCIAL CORP AND PARTICIPATING SUBSIDIARIES
                        EFFECTIVE AS OF JANUARY 1, 1995

1.   PURPOSE

     The purpose of the Incentive Compensation Plan for Designated Executives (the "Plan") is to support the business goals and earnings of CoreStates Financial Corp ("CoreStates") and its participating subsidiaries by providing additional, variable and contingent incentive compensation to attract, retain and motivate key members of executive management whose performance has and will continue to have a substantial impact on the earnings performance and growth of the Corporation.

2.   DEFINITIONS

     (a) "AWARD RECIPIENT" shall mean an Eligible Participant who has continued in the full time employ of the Corporation during the respective Incentive Year, who remains so employed at the time of the granting of awards under the Plan and who is selected for an award pursuant to the Plan; provided that an Eligible Participant who retires under, and begins receiving an immediate pension benefit from, the CoreStates Retirement Plan shall be eligible to receive a pro-rated award under the Plan for the year of retirement (including early retirement). Any Eligible Participant who ceases to be a full time Employee of the Corporation during an Incentive Year or who is not so employed at the time of the granting of awards under the Plan for any reason other than retirement as stated above shall not be eligible for an award for such Incentive Year.

     (b)  "BOARD OF DIRECTORS" shall mean the Board of Directors of CoreStates.

     (c) "CHIEF EXECUTIVE OFFICER" shall mean the Chief Executive Officer of CoreStates.

     (d) "CORPORATION" shall mean CoreStates Financial Corp and its Participating Subsidiaries.

     (e) "ELIGIBLE PARTICIPANT" shall mean the Chief Executive Officer and any executive officer employed by the Corporation whose cash compensation opportunity, as determined by the Human Resources Committee, places her or him in the group of highly compensated officers subject to section 162(m) of the Internal Revenue Code, as it applies to the tax deductibility of compensation paid to executives. An award Recipient under the Incentive Compensation Plan for CoreStates Financial Corp and Participating Subsidiaries is ineligible to receive an award under this Plan.
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     (f)  "HUMAN RESOURCES COMMITTEE" shall mean a committee appointed by, and serving at the pleasure of, the Board of Directors, composed of not less than three members of such Board, none of whom shall be eligible for an award under the Plan.

     (g) "INCENTIVE YEAR" shall mean any respective fiscal year of CoreStates beginning on or after January 1, 1995, during which the Plan shall be in effect.

     (h) "MAXIMUM AWARD" shall mean: 1) For the Chief Executive Officer: an amount not greater than 150% of salary and no more than $1,500,000 per year; 2) For any other designated executive: an amount not greater than 100% of salary and no more than $700,000 per year.

     (i) "PARTICIPATING SUBSIDIARY" shall mean CoreStates Bank, N.A., and any other Subsidiary which has been admitted to participation in the Plan with the approval of the boards of directors of CoreStates and the respective Subsidiary.

     (j) "SALARY" shall mean regular fixed compensation in the currency of the United States which is paid by the Corporation to any Eligible Participant during any year of service rendered to the Corporation but such term shall not include any payment for overtime, bonus, incentive award, profit sharing distribution, stock options, stock awards, stock appreciation rights, supplemental compensation, retirement benefit or similar type payment.

     (k) "SALARY GRADE MIDPOINT" shall mean the respective midpoint of the salary grades or equivalent thereof of the Corporation as of January 1 of the respective Incentive Year.

     (l) "SUBSIDIARY" shall mean any corporation at least 50% of the outstanding voting stock of which is owned directly or indirectly by CoreStates.

     (m) "TARGET AWARD" shall mean such amount expressed as a percent of Salary Grade Midpoint of an Eligible Participant projected for award to such Eligible Participant as of the commencement of and for such Incentive Year on the assumption that the performance objectives of the Corporation for the Incentive Year as determined by the Human Resources Committee will in each case be fully achieved.

3.   ADMINISTRATION AND GENERAL CONDITIONS

     (a)  The Plan shall be administered by the Human Resources Committee.

     (b) As soon as practicable after the commencement of each Incentive Year, the Human Resources Committee shall consult with

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the Chief Executive Officer of CoreStates and shall determine the Eligible
Participants and the Target Award for each Eligible Participant. The Human Resources Committee may during any Incentive Year revise the Target Award for an Eligible Participant based on changes in such person's salary grade, responsibilities or other factors, but in no case shall the revised Target Award result in an award opportunity in excess of the Maximum Award allowable under the Plan.

     (c) The Human Resources Committee shall adopt such rules and procedures and shall make such determinations and interpretations of the Plan thereunder as it shall deem desirable. All such rules, procedures and determinations shall be conclusive and binding upon all parties.

     (d) Classification as an Eligible Participant or determination of a Target Award shall not in themselves be deemed to create any rights or interests under the Plan, and the interest of an Award Recipient in the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of the law.

     (e) An award under the Plan shall not confer any right on the Award Recipient to continue in the employ of the Corporation or limit in any way the right of the Corporation to terminate employment at any time.

     (f) The Plan shall be effective as of January 1, 1995, subject to approval by CoreStates' shareholders, and shall continue from year to year until terminated by the Board of Directors.

     (g) The Board of Directors may amend, suspend or terminate the Plan at any time, but may in no way reduce amounts previously awarded under the Plan and to which Award Recipients are entitled.

4.   DETERMINATION OF AWARDS

     The selection among Eligible Participants for awards and the amount of the award to each such Eligible Participant shall be determined by the Human Resources Committee after consultation with the Chief Executive Officer. The Human Resources Committee shall determine the amount of the award to the Chief Executive Officer. The actual award paid to an Individual Participant shall not exceed either 150% of her or his Target Award, or the Maximum Award allowable under the Plan.

     With respect to the determination of the amount of any awards for any Incentive Year, the Human Resources Committee may take into account the profitability of the operation of the Corporation in comparison with a prior year or years and/or in

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comparison with other corporations and/or generally prevailing economic conditions, the presence or absence of nonrecurring or extraordinary items of income, gain, expense or loss (including security gains and losses) and any and all other factors which, in its sole discretion, it may deem relevant. Such factors may result in the Human Resources Committee adjusting the amount of any awards paid downward, but in no case will upward adjustments be made.

5.   PERFORMANCE OBJECTIVES

     The Human Resources Committee no later than 90 days after the commencement of the Incentive Year shall determine the performance objectives for the Incentive Year.

     The Human Resources Committee shall determine the quantitative objectives (i.e. earnings per share, net income after capital charge, return on equity, return on assets, return on investment, total shareholder return), and the qualitative objectives, if any, for the Incentive Year. The weighting of the selected objectives shall also be determined by the Human Resources Committee.

6.   PAYMENT OF AWARDS

     Awards shall be payable in cash as soon as practicable after the consolidated financial results and the assessment of achievement of qualitative objectives, if any, for the Corporation have been determined and certified.

     At the discretion of the Human Resources Committee, an Award Recipient may request that any amount shall be deferred in such manner and subject to such conditions as the Human Resources

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Committee shall determine.  Such request shall be made in writing in accordance with guidelines adopted by the Human Resources Committee to conform with applicable tax law. Any such deferred awards shall be retained as part of the general assets of the Corporation. Interest shall be credited annually on any deferred amounts at a reasonable rate established from time to time by the Human Resources Committee. Interest credits shall be payable in the same manner as amounts elected to be deferred by the Award Recipient.

7.   APPLICABLE TAXES

     Payment of all awards hereunder shall be subject to withholding of all Federal, state or local taxes which, by law, must be withheld in respect to such payment.

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